PRELIMINARY INFORMATION STATEMENT

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ATLAS CAPITAL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS

TO ALL STOCKHOLDERS OF ATLAS CAPITAL HOLDINGS, INC.

This information statement is being furnished in connection with action taken by shareholders holding a majority of the voting power of our company. On November 28, 2011 shareholders owning 90,075,000 or approximately 64% of our total outstanding shares on such date (the Majority Shareholders”), approved in writing following three changes to the Company’s Articles of Incorporation (1) a name change for the Company from its current name, Atlas Capital Holdings, Inc., to GreenTech Holdings, Inc. (2) authorization for the Company to issue 1,000,000 preferred stock; and (3) a reverse stock split of the Company’s common stock at a ratio of 1 for 1000.  There will not be a meeting of shareholders and none is required under Nevada Statutes. Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

This information statement is first being mailed on or about December 9, 2011, to the holders of our outstanding common stock. The Record Date is as of November 28, 2011 the record date the shareholders written consents were signed and delivered to us. At November 28, 2011, we had 141,303,383 shares of our common stock outstanding. Holders of the common stock are entitled to cast one vote for each share of common stock then registered in such holder's name.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed there under. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. The Company will file a Certificate of Amendment to its Articles of Incorporation with the Florida Secretary of State to effect the amendment to the Company’s Articles of Incorporation.

November 28, 2011	By Order of the Board of Directors

/s/ Christopher K. Davies
Chief Executive Officer and Sole Director

GENERAL INFORMATION

This Information Statement is first being mailed on or about December 9, 2011, to the holders of record of the outstanding common stock, $.001 par value per share (the “Common Stock”) of Atlas Capital Holdings, Inc., a Nevada corporation (the “Company”), as of the close of business on November 28, 2011 (the “Record Date”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consents in lieu of a meeting, dated November 28, 2011 (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”). Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Atlas Capital Holding, Inc.

This Information Statement is being first mailed on or about December 9, 2011, to shareholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY SHAREHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

REQUIRED VOTE OF CONSENTING STOCKHOLDERS

On November 28, 2011, the Company received written consents from the Majority Shareholders owning 90,075,000 shares, or approximately 64% of the total outstanding shares on such date, in which the Majority Shareholders approved in writing (1) a name change for the Company from Atlas Capital Holdings, Inc. to GreenTech Holdings, Inc.; (2) authorization for the Company to issue 1,000,000 preferred stock; and (3) a reverse stock split of the Company’s common stock at a ratio of 1 for 1000.

 The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of our Articles of Incorporation by the name change, the issuance of the preferred stock and the reverse split under Nevada corporate statutes. Management has obtained this approval through the written consents of shareholders owning a majority of the voting control of our company. Thus, a meeting to approve the name change, the issuance of preferred stock and the reverse split is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

Accordingly, the Company has obtained all necessary approvals in connection with the name change, the issuance of preferred stock and the reverse split. The Company is not seeking written consent from any other shareholders, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act.

 The following action is to be effective twenty days after the mailing of this Information Statement and the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada:

AMENDMENTS TO THE ARTICLES OF INCORPORATION

CHANGING THE NAME OF THE COMPANY

Purpose: The Majority Shareholders have approved through written consent a resolution amending the Articles of Incorporation to change the Company’s name to “GreenTech Holdings, Inc.” The Board and the Majority Shareholders believe that the name change is in the Company’s best interest and will support the rebranding of the Company and its public relations campaign.  The Board and the Majority Shareholders also believe that the name change more accurately reflects the business operations of the Company.

Effect: A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

No Dissenters' Rights: The holders of the Company's common stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

CREATION OF BLANK CHECK PREFERRED STOCK

The amendment to our Articles of Incorporation will create 1,000,000 authorized shares of "blank check" preferred stock.  Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Certificate of Amendment will create 1,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such blank check preferred stock would permit our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.  Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our shareholders.  The Amendment to the Articles of Incorporation would give our Board of Directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of our Company and our shareholders.

The Amendment to the Articles of Incorporation will provide our Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by our Company.

 Issuance by our Company of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting superior to the Common Stock, and therefore would have a dilutive effect on the voting power of existing shareholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

While the amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of preferred stock.

 REVERSE STOCK SPLIT

The Board of Directors has approved an amendment to the Articles of Incorporation that would affect a reverse stock split of the outstanding common stock on the basis of one share for every 1000 shares currently issued and outstanding. Each 1000 shares of common stock outstanding when the Certificate of Amendment is filed with the Nevada Secretary of State (the “Effective Date”) will be converted automatically into a single share of common stock. There will not be a change in the par value of the common stock of the Company. To avoid the existence of fractional shares of common stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder’s shares will be rounded down. The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of common stock are physically surrendered for new certificates.

The Certificate of Amendment provides, as it relates to the Reverse Stock Split, will be revised as follows:

On the effective date of this Certificate of Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for1000 basis, and stockholders shall receive one share of the Corporation’s post-split Common Stock, $0.001 par value, for each 1000 shares of Common Stock, $0.001 par value, held by them prior to the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest will be rounded down to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split, but their interest will be represented by fewer shares. For instance, if a stockholder presently owns 1000 shares, after the reverse stock split they will own 1 share (1000 divided by 1000 equals 1 share).

Generally, a reduction in the number of outstanding shares of common stock caused by the reverse stock split is anticipated initially to increase the per share market price of the common stock, however, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the common stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future.

If and when a trading market develops in the Company’s common stock, an increase in per share price of the Company’s common stock, which the Company expects as a consequence of the reverse stock split, may enhance the acceptability of the common stock to the financial community and the investing public and potentially broaden the investor pool from which the Company might be able to obtain additional financing. Because of the trading volatility often associated with low-priced stocks, as a matter of policy, many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the per share price of the Common Stock increases as a result of the reverse stock split, some of these concerns may be ameliorated.

Potential Disadvantages to the Reverse Stock Split

Reduced Market Capitalization. Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of ten would increase the per share price by a value of ten. However, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the reverse stock split, and there can be no assurance that the per share price will increase proportionately to the reverse stock split. If the per share price increases by a factor less than the one-for-ten reverse stock split, then the overall market capitalization of the Company will be reduced.

Increased Volatility. The reverse stock split will reduce our outstanding common stock to approximately 141,303 shares of Common Stock. Of this amount, approximately 90,675 shares will be held by officers, directors, and stockholders owning in excess of 10% of the outstanding common stock. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the Common Stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

Procedure for Exchange of Stock Certificates

Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. The Company will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse split shares are asked to surrender to the Company certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in a letter of transmittal to be provided to each stockholder following the Effective Date.  No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Federal Income Tax Considerations

Neither the Company nor its stockholders should recognize any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations there under, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 900,000,000 shares of Common Stock. Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of the Company’s Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

At the close of business on the Record Date, the Company had 141,303,383 shares of Common Stock issued and outstanding. Upon the effectiveness of the increase the Company will be authorized to issue 900,000,000 shares of its common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 28, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of

Atlas Capital Holdings, Inc.

2234 N. Federal Highway, Suite 330

Boca Raton, Florida 33431

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Christopher Davies	90,075,000	64%
Duncan Farmer	600,000	Less than 1%
Officers and Directors as a Group (2 persons)	90,675,000	24%

1)	Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power. The information set forth in this table is derived from filings made by the named persons under Section 13 and/or Section 16 of the Exchange Act and from information otherwise provided to the Company and filed with the Securities and Exchange Commission.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers will manage our business. The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of November 28, 2011. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director will serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Christopher Davies	42	CEO and Director

Duncan Farmer	63	Vice-President and Director

Christopher K.   Davies has been the Chairman, CEO and President since the founding of Atlas Capital Partners, LLC in August 2008 which was later merged with Micro Mammoth Solutions, Inc. in January 2010. Upon the merger of Atlas Capital Partners, LLC and Micro Mammoth Solutions. Mr. Davies was the majority shareholder and the sole Director of the Company and have served as the Chairman, CEO and President of the Company since the merger in January, 2010. Mr. Christopher K. Davies currently devotes the majority of his time (approximately 99% of it) to managing the operations of the Company. Mr. Davies professional career spans in excess of 20 years in the finance and securities arena.

Prior to establishing Atlas Capital Partners in August 2008, Mr. Davies served as the Senior Managing Attorney and Assistant Corporate Secretary for Office Depot, Inc., a New York Stock Exchange listed Company. He began working at Office Depot in May of 2006 and continued working at Office Depot until February 2010. While at Office Depot Mr. Davies has led Office Depot’s corporate finance and securities transactions and compliance activities. He also has been responsible for developing and structuring the company’s investments and financing opportunities in the U.S and overseas. In addition, Mr. Davies has served as Office Depot’s lead attorney for all of the company’s mergers and acquisitions in the U.S. and Canada.

Prior to joining Office Depot in May 2006, Mr. Davies represented some of the largest companies and financial institutions in the U.S and overseas at the law firm of Kirkpatrick & Lockhart, Nicholson, Graham where he worked in the Firm’s corporate and securities practice group from April, 2004 to May 2006. Mr. Davies received his J.D. from the University of Notre Dame Law School and his undergraduate degree from Southern Illinois University at Carbondale.

Mr. Duncan Farmer is the Secretary and Legal Counsel for Atlas Capital Holdings, Inc. Mr. Farmer continues to work in his private practice, and has practiced law for more than 37 years. Mr. Farmer graduated Duke University School of Law, with his Juris Doctorate Degree in 1973 and completed his undergraduate studies at Catholic University of America, where he graduated Magna cum Laude, Phi Beta Kappa in 1970. In addition to his private practice work, encompassing a broad range of legal areas, which include litigation, antitrust, securities, mergers and acquisitions and finance law. Mr. Farmer has governmental experience with the Federal Trade Commission and legal staff experience at General Motors Corporation. He has counseled the Board of Directors of both publicly held and privately held companies. Mr. Farmer is a member of the New Hampshire Bar, the Florida Bar and the New York Bar. He is admitted before the United States Supreme Court and in the United States Courts of Appeal and the District Courts. He has been a partner in the law firm of Burger, Farmer & Cohen, LLC from 2004 through 2007, and Of Counsel to the law firm of McDonald Hopkins LLC from 2007 through 2009. He is the principal of Duncan J. Farmer Esq. LLC.

Certain Relationships and Related Party Transactions

None

Family Relationships

None.

EXECUTIVE COMPENSATION

Executive Compensation

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Directors’ Compensation

The Company’s directors currently serve without cash compensation.

Involvement in Certain Legal Proceedings.

During the past ten years, none of the following have occurred regarding any of our officers or directors, persons nominated to become a director, executive officer, promoter or control person of the Company:

1. Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. Being found by a court of competent jurisdiction (in a civil action) , the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires "insiders," including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 2010.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

By Order of the Board of Directors and the Majority of Shareholders

/s/ Christopher K. Davies, CEO

November 28, 2011